Xtant Medical Announces Expiration of Rights Offering and Estimated Gross Proceeds of $3.8 Million

BELGRADE, Mont., Nov. 15, 2016 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets, announced today that the subscription period for its previously announced rights offering (the "Offering") of units at a subscription price of $0.75 per unit expired on November 14, 2016, and these rights are no longer exercisable.

Based on the review of results provided by the Company’s subscription agent, Corporate Stock Transfer, Inc., Xtant Medical estimates that it will receive aggregate gross proceeds from the offering of approximately $3.8 million. The results of the Offering and Xtant Medical’s estimates regarding the aggregate gross proceeds of the Offering to be received by the Company are preliminary and subject to finalization and verification by its subscription agent.

Xtant Medical anticipates that closing of the Offering will occur on or about Thursday, November 17, 2016, subject to satisfaction or waiver of all conditions to closing. Upon the closing, the subscription agent will distribute, by way of direct registration in book-entry form or through the facilities of the Depositary Trust Company, as applicable, the common stock and warrants to holders of rights who validly exercised their rights and paid the subscription price in full. No physical stock or warrant certificates will be issued to stockholders.

Maxim Group LLC acted as sole dealer manager for the Offering.

If you have questions about the offering, please contact:

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attention: Syndicate Department

Email: syndicate@maximgrp.com

Telephone: 212-895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Xtant Medical’s registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC) on October 31, 2016. The prospectus, the prospectus supplement no. 1 thereto dated November 9, 2016, and all of Xtant Medical’s SEC filings may be found on the SEC's website at http://www.sec.gov.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Contact

CG CAPITAL

Rich Cockrell

877.889.1972

xtant@cg.capital

Company Contact

Xtant Medical

Molly Mason

mmason@xtantmedical.com